STATEMENT OF MANAGEMENT RESPONSIBILITY


     Management of The Somerset Group, Inc. has prepared and is responsible for the financial statements and for the integrity and consistency of other related information contained in the Annual Report. In the opinion of management, the financial statements, which necessarily include amounts based on management s estimates and judgments, have been prepared in conformity with generally accepted accounting principles appropriate to the circumstances.

     The Corporation maintains a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded, that transactions are executed in accordance with the Corporation s authorizations and policies, and that transactions are properly recorded so as to permit preparation of financial statements that fairly present the financial position and results of operations in conformity with generally accepted accounting principles. Internal accounting controls are augmented by written policies covering standards of personal and business conduct and an organizational structure providing for division of responsibility and authority.

     Management believes the system of controls has prevented any occurrences that could be material to the financial statements.

     The Corporation engaged the firm of KPMG Peat Marwick, independent certified public accountants, to render an opinion on the financial statements. The accountants have advised management that they were provided with access to all information and records necessary to render their opinion.

     The Board of Directors exercises its responsibility for the financial statements and related information through the Audit Committee, which is composed entirely of outside directors. The Audit Committee meets regularly with management and KPMG Peat Marwick to assess the scope of the annual audit plan, to review the Annual Report and Form 10-K, including major changes in accounting policies and reporting practices, and to approve non-audit services rendered by the independent auditors.

     KPMG Peat Marwick also meets with the Audit Committee, without management present, to afford the Committee the opportunity to express its opinion on the adequacy of compliance with established corporate policies and procedures and the quality of financial reporting.

February 14, 1996





Robert H. McKinney       Marni McKinney           Joseph M. Richter
Chairman                 President and                 Chief
Financial Officer        Chief Executive Officer

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